Exhibit 23.4
                                                                    ------------

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of MedSource Technologies, Inc., of our reports dated April 2, 1999 relating to the financial statements and financial statement schedule of The MicroSpring Company, Inc., which appear in the Registration Statement on Form S-1 (Registration No. 333-76842) of MedSource Technologies, Inc.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Boston, Massachusetts
July 9, 2002